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                                                                 EXHIBIT 3(I).1


                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                            L.A. T SPORTSWEAR, INC.

                                       1.

         The name of the Corporation is L.A. T Sportswear, Inc.

                                       2.

         The Articles of Incorporation of the Corporation shall be amended by deleting Article I thereof in its entirety and substituting the following in lieu of Article I:

                                      "I.

         The name of the Corporation is Full Line Distributors, Inc."

                                       3.

         The amendment set forth in Article 2 of these Articles of Amendment was adopted on January 31, 2000.

                                       4.

         These Articles of Amendment were adopted by action of the Corporation's Board of Directors. Shareholder approval of these Articles of Amendment was not required.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by a duly authorized officer of the Corporation, on this 9th day of February, 2000.



                                          L.A. T SPORTSWEAR, INC.

                                          By:  /s/ Isador Mitzner
                                             ----------------------------------
                                          Name:    Isador Mitzner
                                               --------------------------------
                                          Title:   Chairman
                                                -------------------------------